SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

Form 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported:)	July 31, 2007

Tandy Leather Factory, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation

1-12368	75-2543540
(Commission File Number)	(IRS Employer Identification Number)

3847 East Loop 820 South, Fort Worth, Texas	76119
(Address of Principal Executive Offices)	(Zip Code)

(817) 496-4414
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 1.01.	Entry into a Material Definitive Agreement

On July 31, 2007, Tandy Leather Factory, Inc., through its wholly-owned subsidiary, The Leather Factory, L.P. (the “Company”), entered into a Credit Agreement and Line of Credit Note with JPMorgan Chase Bank, N.A. (“JPMorgan”), pursuant to which JPMorgan agreed to provide a credit facility to the Company of up to $5,500,000 (the “Debt Facility”) to facilitate the Company’s purchase of real estate consisting of a 195,000 square foot building situated on 30 acres of land located at 1900 SE Loop 820 in Fort Worth, Texas (the “Property”).

Under the terms of the Line of Credit Note, the Company may borrow sums up to the lesser of $5,500,000 or 90% of the cost of the Property from the period beginning July 31, 2007 and ending April 30, 2008 (the “Draw Period”).  During the Draw Period, the Company will make interest only payments monthly, at which time the principal balance will be rolled into a 10-year term note.  Amounts drawn under the Credit Agreement accrue interest at a rate of 7.10% per annum. The Credit Agreement contains a covenant by the Company that it will not permit its Debt Service Coverage Ratio to fall below 1.2 to 1.0 during any twelve month period.  Other negative covenants by the Company are also contained in the Credit Agreement.

The Debt Facility is secured by a Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement, dated July 31, 2007, by and among the Company, Randall B. Durant, as trustee, and JP Morgan, granting JP Morgan a security interest in the Property.

Proceeds from the first draw under the Debt Facility in the amount of $4,050,000 were used to fund the purchase of the Property from Standard Motor Products, Inc. under an Agreement of Purchase and Sale, dated June 25, 2007, which closed on July 31, 2007. The remaining credit line available under the Debt Facility will be used to remodel portions of the building. The Company expects to move its corporate headquarters, central warehouse and other support units into the acquired building during the first quarter of 2008.

The foregoing description of the Line of Credit Note, Credit Agreement, Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement and Agreement of Purchase and Sale is not complete and is qualified in its entirety by reference to the full text of such agreements, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K.

A copy of the press release announcing the transaction is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.01.	Completion of Acquisition of Assets

The information concerning the Agreement of Purchase and Sale set forth above under Item 1.01 is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information concerning the Line of Credit Note, Credit Agreement and Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement set forth above under Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

   (b) Pro Forma Financial Information.

Since it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Company hereby confirms that the required financial statements will be filed on or before 71 days following the date of this filing, by amendment to this Form 8−K, which date is within the period allowed to file such an amendment.

   (d) Exhibits.

Exhibit Number	Description
10.1*	Line of Credit Note, dated July 31, 2007, by and between The Leather Factory, L.P. and JPMorgan Chase Bank, N.A.

10.2*	Credit Agreement, dated July 31, 2007, by and between The Leather Factory, L.P. and JPMorgan Chase Bank, N.A.

10.3*
Deed Of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement, dated as of July 31, 2007, by and among The Leather Factory, L.P., Randall B. Durant and JPMorgan Chase Bank, N.A.

10.4*	Agreement of Purchase and Sale, dated June 25, 2007, between The Leather Factory, LP and Standard Motor Products, Inc.

99.1*	Press release, dated August 6, 2007.

   * Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANDY LEATHER FACTORY, INC.

Date: August 6, 2007	By: /s/ Ron Morgan
Ron Morgan, Chief Executive Officer
and President